EXPURGATED                                CONFIDENTIAL
                                          TREATMENT
                                          REQUESTED BY
                                          CONTINENTAL
                                          AIRLINES, INC.

                                            Exhibit 10.11(a)

Supplemental Agreement No. 6

to

Purchase Agreement No. 1782

between

The Boeing Company

and

Continental Airlines Inc.

Relating to Boeing Model 737-524 Aircraft


       THIS SUPPLEMENTAL AGREEMENT, entered into as of March 31 , 1995 by and between THE BOEING COMPANY, a Dela-ware corporation with its principal office in Seattle, Wash-ington, (Boeing) and Continental Airlines Inc., a Delaware corporation with its principal office in Houston, Texas (- Buyer);

       WHEREAS, the parties hereto entered into Purchase
Agreement No. 1782 dated March 18, 1993, as amended and supplemented, relating to Boeing Model 737-524 aircraft (the
Agreement); and

       WHEREAS, Boeing has offered, at Buyer's request, to reschedule delivery of Aircraft (Rescheduled Aircraft), currently scheduled to deliver to Buyer starting in 1996, to 1998 and later subject to certain terms and conditions; and

       WHEREAS, Buyer has accepted Boeing's offer, and agreed to incorporate the terms and conditions of the ac-cepted proposal in the Agreement; and

       WHEREAS, Boeing and Buyer have agreed to amend the Agreement to incorporate certain other changes;

       NOW THEREFORE, in consideration of the mutual cove-nants herein contained, the parties agree to amend the Agre-ement as follows:


1.     Table of Contents and Articles:

       1.1 Remove and replace, in its entirety, the Table of Contents with a new Table of Contents (attached hereto) to reflect amendment of the Agreement.

       1.2    Remove and replace, in its entirety, Article
2, Delivery, Title and Risk of Loss, with new Article 2
(attached hereto) to incorporate the delivery schedule for the Rescheduled Aircraft.

       1.3    Remove and replace, in its entirety, Article
3, Price of Aircraft, with new Article 3 (attached hereto) to incorporate revised Advance Payment Base Prices for the Rescheduled Aircraft.

       1.4    Remove and replace, in its entirety, Article
7, Changes to the Detail Specification, with new Article 7
(attached hereto). Article 7.2, Program Changes, has been deleted and replaced with new Article 7.2, Change Orders.

       1.5 Remove and replace, in its entirety, the Sche-dule for Delivery of Model 737-524 Aircraft following Arti-cle 15, with a revised schedule (attached hereto) to incor-porate the Rescheduled Aircraft and update information re-lating to previously delivered Aircraft.

2.     Exhibit D:

       2.1    Remove and replace Pages D-1 through D-4 of
Exhibit D, Price Adjustment Due to Economic Fluctuations
Airframe Price Adjustment (1992 Base Price), with new Pages
D-1 through D-4 (attached hereto) to incorporate a revised schedule for the Rescheduled Aircraft.

3.     Letter Agreements:

       3.1    Delete, in its entirety, Letter Agreement
1782-3, Option Aircraft, relating to the Option Aircraft.

                     [CONFIDENTIAL MATERIAL OMITTED AND
                     FILED SEPARATELY WITH THE SECURITIES
                     AND EXCHANGE COMMISSION PURSUANT TO A
                     REQUEST FOR CONFIDENTIAL TREATMENT]

The Agreement will be deemed to be supplemented to the ex-tent herein provided and as so supplemented will continue in full force and effect.

EXECUTED IN DUPLICATE as of the day and year first above written.

THE BOEING COMPANY                 CONTINENTAL AIRLINES INC.



By:  /s/ RICHARD G. PLANK          By: /s/ JOHN LUTH


Its:    Attorney-In-Fact           Its:Senior Vice President



TABLE OF CONTENTS

ARTICLES                                       Page   Rev By

ARTICLE 1.    Subject Matter of Sale............  1-1   SA#2

ARTICLE 2.    Delivery, Title and Risk of Loss..  2-1   SA#6

ARTICLE 3.    Price of Aircraft.................  3-1   SA#6

ARTICLE 4.    Taxes.............................  4-1

ARTICLE 5.    Payment...........................  5-1   SA#1

ARTICLE 6.    Excusable Delay...................  6-1

ARTICLE 7.    Changes to the Detail Specification 7-1   SA#6

ARTICLE 8.    Federal Aviation Requirements and
              Certificates .....................  8-1

ARTICLE 9.    Representatives, Inspection,
              Flights and Test Data.............  9-1

ARTICLE 10.   Assignment, Resale or Lease.......  10-1

ARTICLE 11.   Termination for Certain Events....  11-1

ARTICLE 12.   Product Assurance; Disclaimer and
              Release; Exclusion of Liabilities;
              Customer Support; Indemnification
              and Insurance.....................  12-1

ARTICLE 13.   Buyer Furnished Equipment and
              Spare Parts.......................  13-1  SA#2

ARTICLE 14.   Contractual Notices and Requests..  14-1

ARTICLE 15.   Miscellaneous.....................  15-1

Schedule for Delivery of Model 737-524 Aircraft         SA#6

EXHIBITS

EXHIBIT A     Aircraft Configuration............  A-1   SA#2
         Block A and B Aircraft

EXHIBIT A1    Aircraft Configuration............  A1-1  SA#4
         Block C Aircraft

EXHIBIT B     Product Assurance Document........  B-1   SA#2

EXHIBIT C     Customer Support Document ........  C-1   SA#2

EHIBIT DPrice Adjustments Due to Economic         SA#6
              Fluctuations - Airframe and Engines D-1

EXHIBIT E     Buyer Furnished Equipment
              Provisions Document..................E-1  SA#2

EXHIBIT F     Defined Terms Document ..............F-1  SA#2



LETTER AGREEMENTS

1782-1            Spare Parts Support                   SA#2

1782-2            Seller Purchased Equipment            SA#2

1782-3            Option Aircraft                       SA#6
                                   CANCELLED IN ITS ENTIRETY

1782-4            Waiver of Aircraft Demonstration      SA#2
                  Flights

              [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPA-
              RATELY WITH THE SECURITIES AND EXCHANGE COM-
              MISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
              TREATMENT]

Supplemental Agreements          Dated as of

Supplemental Agreement No. 1     April 29, 1993

Supplemental Agreement No. 2     November 4, 1993

Supplemental Agreement No. 3     December 23, 1993

Supplemental Agreement No. 4     April 1, 1994

Supplemental Agreement No. 5     July 1, 1994

Supplemental Agreement No. 6     March 31, 1995



ARTICLE 2.      Delivery, Title and Risk of Loss.

  2.1 Time of Delivery. The Aircraft will be delivered to Buyer by Boeing, and Buyer will accept delivery of the Aircraft, in accordance with the following schedule:

       [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]


       2.2 Notice of Target Delivery Date. Boeing will give Buyer notice of the Target Delivery Date of the Aircraft approximately 30 days prior to the scheduled month of delivery.

       2.3 Notice of Delivery Date. Boeing will give Buyer at least 7 days' notice of the delivery date of the Aircraft. If an Aircraft delivery is delayed beyond such delivery date due to the responsibility of Buyer, Buyer will reimburse Boeing for all costs incurred by Boeing as a result of such delay, including amounts for storage, insurance, Taxes, preservation or protection of the Aircraft and interest on pay-ments due.

       2.4 Place of Delivery. The Aircraft will be delivered at a facility selected by Boeing in the State of Washington, unless mutually agreed otherwise.

       2.5 Title and Risk of Loss. Title to and risk of loss of an Aircraft will pass from Boeing to Buyer upon delivery of such Aircraft, but not prior thereto.

       2.6 Documents of Title. Upon delivery of and payment for each Aircraft, Boeing shall deliver to Buyer a bill of sale duly con-veying to Buyer good title to such Aircraft free and clear of all liens, claims, charges and encumbrances of every kind whatsoever, and such other appropriate documents of title as Buyer may reasonably re-quest.
       2.7 Aircraft Delivery Schedule. The Schedule for Delivery of Model 737-524 Aircraft, following Article 15, is a delivery schedule, sorted by month and year of delivery, for the Aircraft.


ARTICLE 3.    Price of Aircraft.

       3.1    Definitions.

              3.1.1 Special Features are the features listed in Exhib-it A which have been selected by Buyer.

              3.1.2 Base Airframe Price is the Aircraft Basic Price excluding the price of Special Features and Engines.

              3.1.3 Engine Price is the price established by the En-gine manufacturer for the Engines installed on the Aircraft including all accessories, equipment and parts set forth in Exhibit D.

              3.1.4 Aircraft Basic Price is comprised of the Base Airframe Price, the Engine Price and the price of the Special Features.

              3.1.5 Economic Price Adjustment is the adjustment to the Aircraft Basic Price (Base Airframe, Engine and Special Features) as calculated pursuant to Exhibit D.

              3.1.6 Aircraft Price is the total amount Buyer is to pay for the Aircraft at the time of delivery.

              3.1.7 Price First Published is the first price published by Boeing for the same model of aircraft to be delivered in the same general time period as the affected Aircraft and is used to establish the Base Airframe Price when the Base Airframe Price was not establis-hed at the time of execution of this Agreement.

       3.2    Aircraft Basic Price.

                     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATE-LY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

       3.3    Aircraft Price.

              3.3.1 Block A Aircraft. The Aircraft Price of the Block A Aircraft will be established at the time of delivery of such Aircraft to Buyer and will be the sum of:

                     3.3.1.1

                     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATE-LY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
plus

                     3.3.1.2

                     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATE-LY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

 plus

                     3.3.1.3 other price adjustments made pursu-ant to this Agreement or other written agreements executed by Boeing and Buyer.

              3.3.2 Block B Aircraft. The Aircraft Price of the Block B Aircraft will be established at the time of delivery of such Aircraft to Buyer and will be the sum of:

                     3.3.2.1

                     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATE-LY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]



                     3.3.2.2

                     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATE-LY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

plus

                     3.3.2.3 other price adjustments made pursu-ant to this Agreement or other written agreements executed by Boeing and Buyer.

              3.3.3 Block C Aircraft. The Aircraft Price of the Block C Aircraft will be established at the time of delivery of such Aircraft to Buyer and will be the sum of:

                     3.3.3.1

       [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] plus

                     3.3.3.2

       [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] plus

                     3.3.2.3 other price adjustments made pursu-ant to this Agreement or other written agreements executed by Boeing and Buyer.

       3.4    Advance Payment Base Price.

              3.4.1  Advance Payment Base Price.

                     [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATE-LY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

       3.4.2 Adjustment of Advance Payment Base Prices - Long-Lead Aircraft. For Aircraft scheduled for delivery 36 months or more after the date of this Agreement, the Advance Payment Base Prices appearing in Article 3.4.1 will be used to determine the amount of the first advance payment to be made by Buyer on the Aircraft. No later than 25 months before the scheduled month of delivery of the first Aircraft scheduled for delivery in a calendar year (First Aircraft), Boeing will increase or decrease the Advance Payment Base Price of the First Air-craft and all Aircraft scheduled for delivery after the First Aircraft as required to reflect the effects of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSU-ANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Boeing will provide the adjusted Advance Payment Base Prices for each affected Aircraft to Buyer, and the advance payment schedule will be considered amended to substitute such adjusted Advance Payment Base Prices.


ARTICLE 7.
       Changes to the Detail Specification.

       7.1 Development Changes. Boeing may, at its own expense and without Buyer's consent, incorporate Development Changes in the Detail Specification and the Aircraft prior to delivery to Buyer. Development Changes are defined as changes to the basic specification for Model - 737-500 aircraft that neither affect the Aircraft Purchase Price nor adversely affect Aircraft delivery, guaranteed weight, guaranteed per-formance or compliance with the interchangeability or replaceability requirements set forth in the Detail Specification. Development Chang-es are changes deemed necessary to correct defects, prevent delay or ensure compliance with this Agreement. If Boeing makes changes pursu-ant to this paragraph, Boeing will promptly notify Buyer of such chang-es.

       7.2 Change Orders. The Detail Specification and associated provisions of this Agreement may be amended by Change Order or other written agreement, which will state the particular changes to be made and any effect on design, performance, weight, balance, time of deliv-ery, Aircraft Basic Price and Advance Payment Base Price.



Continental Airlines, Inc.
Delivery Schedule for Model 737-524 Aircraft

       [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]


PRICE ADJUSTMENT DUE TO
ECONOMIC FLUCTUATIONS
AIRFRAME PRICE ADJUSTMENT
(1992 Base Price)

(Relating to Block A, B and C Aircraft)

1.   Formula.

     The Airframe Price Adjustment will be determined at the time of Aircraft delivery in accordance with the following formula:

     Pa = (P)(L + M - 1)

     Where:

       Pa = Airframe Price Adjustment.

       L =  .65 x  ECI
                  116.2

       M =  .35 x  ICI
                  115.9

       P = Aircraft Basic Price (as set forth in Arti-cle 3.2 of this Agreement) less the base price of Engines (as defined in this Exhibit D) in the amount of:

            Block A and B Aircraft [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]
            Block C Aircraft [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

       ECI =         A value using the "Employment Cost
            Index for workers in aerospace manufacturing" (aircraft manufacturing, standard industrial classification code 3721, compensation, base month and year June 1989 = 100), as released by the Bureau of Labor Statistics, U.S. Department of Labor on a quarterly basis for the months of March, June, September and December, calculated as follows: A three-month arithmetic average value (expressed as a decimal and rounded to the nearest tenth) will be determined using the months set forth in the table below for the applicable Aircraft, with the released Employ-ment Cost Index value described above for the month of March also being used for the months of January and February; the value for June also used for April and May; the value for September also used for July and August; and the value for December also used for October and November.

       ICI =         The three-month arithmetic average of
            the released monthly values for the Industrial
            Commodities Index as set forth in the "Producer
            Prices and Price Index" (Base Year 1982 = 100) as released by the Bureau of Labor Statistics, U.S. Department of Labor values (expressed as a decimal and rounded to the nearest tenth) for the months set forth in the table below for the applicable Aircraft.

       In determining the value of L, the ratio of ECI di-vided by 116.2 will be expressed as a decimal rounded to the nearest ten-thousandth and then multiplied by .65 with the resulting value also expressed as a decimal and rounded to the nearest ten-thousandth.

       In determining the value of M, the ratio of ICI di-vided by 115.9 will be expressed as a decimal rounded to the nearest ten-thousandth and then multiplied by .35 with the resulting value also expressed as a decimal and rounded to the nearest ten-thousandth.

                     [CONFIDENTIAL MATERIAL OMITTED AND
                     FILED SEPARATELY WITH THE SECURITIES
                     AND EXCHANGE COMMISSION PURSUANT TO A
                     REQUEST FOR CONFIDENTIAL TREATMENT]

The following definitions of B and D will apply:

          [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATE-
          LY WITH THE SECURITIES AND EXCHANGE COMMISSION
          PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

2. If at the time of delivery of an Aircraft Boeing is unable to determine the Airframe Price Adjustment because the applicable values to be used to determine the ECI and ICI have not been released by the Bureau of Labor Statis-tics, then:

       2.1 The Airframe Price Adjustment, to be used at the time of delivery of each of the Aircraft, will be deter-mined by utilizing the escalation provisions set forth above. The values released by the Bureau of Labor Statis-tics and available to Boeing 30 days prior to scheduled month of Aircraft delivery will be used to determine the ECI and ICI values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Airframe Price Adjustment. If no values have been released for an applicable month, the provisions set forth in Paragraph 2.2 below will apply. If prior to deliv-ery of an Aircraft the U.S. Department of Labor changes the base year for determination of the ECI or ICI values as defined above, such rebased values will be incorporated in the Airframe Price Adjustment calculation. The payment by Buyer to Boeing of the amount of the Purchase Price for such Aircraft, as determined at the time of Aircraft delivery, will be deemed to be the payment for such Aircraft required at the delivery thereof.

       2.2 If prior to delivery of an Aircraft the U.S. Department of Labor substantially revises the methodology used for the determination of the values to be used to de-termine the ECI and ICI values (in contrast to benchmark adjustments or other corrections of previously released values), or for any reason has not released values needed to determine the applicable Aircraft Airframe Price Adjustment, the parties will, prior to delivery of any such Aircraft, select a substitute for such values from data published by the Bureau of Labor Statistics or other similar data report-ed by non-governmental United States organizations, such substitute to lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original values as they may have fluctuated during the applicable time period. Appropriate revision of the formula will be made as required to reflect any substitute values. However, if within 24 months from delivery of the Aircraft the Bureau of Labor Statistics should resume releasing values for the months needed to determine the Airframe Price Adjustment, such values will be used to determine any increase or decrease in the Airframe Price Adjustment for the Aircraft from that determined at the time of delivery of such Aircraft.

       2.3 In the event escalation provisions are made non-enforceable or otherwise rendered null and void by any agency of the United States Government, the parties agree, to the extent they may lawfully do so, to equitably adjust the Purchase Price of any affected Aircraft to reflect an allowance for increases or decreases in labor compensation and material costs occurring since February, 1992, which is consistent with the applicable provisions of paragraph 1 of this Exhibit D.

       2.4 If required, Boeing will submit either a sup-plemental invoice or refund the amounts due Buyer as appro-priate to reflect any increase or decrease in the Airframe
Price Adjustment for the Aircraft from that determined at the time of delivery of such Aircraft. Any payments due
Boeing or Buyer will be made with reasonable promptness.

3. For the calculations herein, the values released by the Bureau of Labor Statistics and available to Boeing 30 days prior to scheduled month of Aircraft delivery will be used to determine the ECI and ICI values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Airframe Price Adjust-ment.

  Note: Any rounding of a number, as required under this Exhibit D with respect to escalation of the airframe price, will be accomplished as follows: if the first digit of the portion to be dropped from the number to be rounded is five or greater, the preceding digit will be raised to the next higher number.

6-1162-WLJ-366R1


CONTINENTAL AIRLINES, INC.
2929 Allen Parkway
Houston, Texas  77019


Subject: Letter Agreement No. 6-1162-WLJ-366R1 to
         Purchase Agreement No. 1782 -
         [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPA-
         RATELY WITH THE SECURITIES AND EXCHANGE COMMIS-
         SION PURSUANT TO A REQUEST FOR CONFIDENTIAL TRE-
         ATMENT]

Gentlemen:

This Letter Agreement amends Purchase Agreement No. 1782 dated March 18, 1993 as amended and supplemented (the
Agreement) between THE BOEING COMPANY (Boeing) and CONTI-
NENTAL AIRLINES, INC., (Buyer) relating to Model
737-524 aircraft (the Aircraft).  Letter Agreement 6-1162-
WLJ-366 is hereby cancelled and superceded.

All terms used herein and in the Agreement, and not de-fined herein, will have the same meaning as in the Agree-ment.

  [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
  WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
  A REQUEST FOR CONFIDENTIAL TREATMENT]

If the foregoing accurately reflects your understanding of the matters treated herein, please so indicate by signa-ture below.


Very truly yours,

THE BOEING COMPANY



By /s/ RICHARD G. PLANK

Its    Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:  March 31      , 1995

CONTINENTAL AIRLINES, INC.



By /s/ JOHN LUTH

Its Senior Vice President

6-1162-WLJ-374R1


CONTINENTAL AIRLINES, INC.
2929 Allen Parkway
Houston, Texas  77019


Subject:      Letter Agreement No. 6-1162-WLJ-374R1 to
              Purchase Agreement No. 1782 -
              [CONFIDENTIAL MATERIAL OMITTED AND FILED
              SEPARATELY WITH THE SECURITIES AND EX-
              CHANGE COMMISSION PURSUANT TO A REQUEST
              FOR CONFIDENTIAL TREATMENT]

Gentlemen:

This Letter Agreement amends Purchase Agreement No.
1782 dated March 18, 1993, as amended and supplemented
(the Agreement) between THE BOEING COMPANY (Boeing) and
CONTINENTAL AIRLINES, INC., (Buyer) relating to Model
737-524  aircraft (the Aircraft).  Letter Agreement 6-
1162-WLJ-374 is hereby cancelled and superceded.

All terms used herein and in the Agreement, and not defined herein, will have the same meaning as in the Agreement.

1. Boeing and Buyer each understand that certain commercial and financial information contained in the documents listed below (Confidential Documents) is considered by the other party to be confidential.

2. Boeing and Buyer agree that each party will treat the Confidential Documents and the information contained therein as confidential and will not, without the other party's prior written consent, disclose such Confidential Documents or any information contained therein to any other person or entity except as may be required by (i) applicable law or governmental regula-tions; or (ii) for financing the Aircraft in accordance with the provisions of Article 10 of the Agreement.

3. In connection with Buyer's disclosure or filing of Confidential Documents, or the information contained therein pursuant to any such applicable law or govern-mental regulation, Buyer will request and use its best reasonable efforts to obtain confidential treatment of such Confidential Documents and the information con-tained therein. Boeing agrees to cooperate with Buyer in making and supporting its request for confidential treatment.

Schedule of Confidential Documents

  [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
  WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
  TO A REQUEST FOR CONFIDENTIAL TREATMENT]

If the foregoing accurately reflects your understanding of the matters treated herein, please so indicate by signature below.


Very truly yours,

THE BOEING COMPANY



By /s/ RICHARD G. PLANK

Its   Attorney-In-Fact


ACCEPTED AND AGREED TO as of this

Date:  March 31      , 1995

CONTINENTAL AIRLINES, INC.


By  /s/ JOHN LUTH

Its Senior Vice President

6-1162-WLJ-377R1


CONTINENTAL AIRLINES, INC.
2929 Allen Parkway
Houston, Texas  77019


Subject: Letter Agreement No. 6-1162-WLJ-377R1 to
         Purchase Agreement No. 1782 -
         [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPA-
         RATELY WITH THE SECURITIES AND EXCHANGE COMMIS-
         SION PURSUANT TO A REQUEST FOR CONFIDENTIAL TRE-
         ATMENT]

Gentlemen:

This Letter Agreement amends Purchase Agreement No. 1782 dated March 18, 1993, as amended and supplemented, (the
Agreement) between THE BOEING COMPANY (Boeing) and CONTI-
NENTAL AIRLINES, INC., (Buyer) relating to Model 737-524
aircraft (the Aircraft). Letter Agreement 6-1162-WLJ-377 is hereby cancelled and superceded.

All terms used herein and in the Agreement, and not de-fined herein, will have the same meaning as in the Agree-ment.

  [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
  WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
  A REQUEST FOR CONFIDENTIAL TREATMENT]


If the foregoing accurately reflects your understanding of the matters treated herein, please so indicate by sig-nature below.

Very truly yours,

THE BOEING COMPANY



By /s/ RICHARD G. PLANK

Its    Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:   March 31     , 1995

CONTINENTAL AIRLINES, INC.



By /s/ JOHN LUTH

Its Senior Vice President

6-1162-WLJ-383R1


Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019


Subject: Letter Agreement No. 6-1162-WLJ-383R1 to
         Purchase Agreement No. 1782 -
         [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
         WITH THE SECURITIES AND EXCHANGE COMMISSION PURSU-
         ANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Gentlemen:

This Letter Agreement amends Purchase Agreement No. 1782 dated March 18, 1993, as amended and supplemented, (the Agr-eement) between THE BOEING COMPANY (Boeing) and CONTINENTAL AIRLINES, INC., (Buyer) relating to Model 737-524 aircraft (the Aircraft). Letter Agreement 6-1162-WLJ-383 is hereby cancelled and superceded.

All terms used herein and in the Agreement, and not defined herein, will have the same meaning as in the Agreement.

  [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
  THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A RE-
  QUEST FOR CONFIDENTIAL TREATMENT]

If the foregoing accurately reflects your understanding of the matters treated herein, please so indicate by signature below.


Very truly yours,

THE BOEING COMPANY



By /s/ RICHARD G. PLANK

Its    Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:   March 31     , 1995

CONTINENTAL AIRLINES, INC.



By  /s/ JOHN LUTH

Its Senior Vice President

6-1162-RGP-946

Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019

Subject: Letter Agreement No. 6-1162-RGP-946 to
         Purchase Agreements No. 1782, 1783, 1784 and
         1785 - [CONFIDENTIAL MATERIAL OMITTED AND FILED
         SEPARATELY WITH THE SECURITIES AND EXCHANGE COM-
         MISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
         TREATMENT]

Gentlemen:

Reference is made to the following Purchase Agreements, each dated March 18, 1993, as amended and supplemented
(the Purchase Agreements) between THE BOEING COMPANY (Boe-ing) and CONTINENTAL AIRLINES, INC. (Buyer): Purchase
Agreement 1782 relating to model 737-524 Aircraft; Pur-chase Agreement 1783 relating to model 757-224 Aircraft;
Purchase 1784 relating to model 767-324ER Aircraft; and Purchase Agreement 1785 relating to model 777-224 Air-craft. The Aircraft rescheduled for delivery to Buyer in 1998 and later are sometimes hereinafter referred to as the Rescheduled Aircraft.

This letter, when accepted by Buyer, will become part of the Purchase Agreements and will evidence our further agreement with respect to the matters set forth below.

All terms used herein and in the Purchase Agreement, and not defined herein, shall have the same meaning as in the Purchase Agreements.

  [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
  WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
  A REQUEST FOR CONFIDENTIAL TREATMENT]


If the foregoing accurately reflects your understanding of the matters treated herein, please so indicate by signa-ture below.


Very truly yours,

THE BOEING COMPANY



By /s/ RICHARD G. PLANK

Its    Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:  March 31     , 1995

CONTINENTAL AIRLINES, INC.



By /s/ JOHN LUTH

Its Senior Vice President


Attachment A to 6-1162-RGP-946

  [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
  WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
  A REQUEST FOR CONFIDENTIAL TREATMENT]